LEASE

THIS LEASE ("Lease"), is made and entered into as of October 21, 2005 (the "Effective Date") by and between Lower Macungie Associates, LP, having an office at c/o RD Management Corp., 810 Seventh Avenue, 28th Floor, New York, New York 10019 ("Landlord"), and Embassy Bank, a Pennsylvania banking company having an address at 100 Gateway Drive, Suite 100, Bethlehem, PA 18017 ("Tenant").

W I T N E S S E T H:

ARTICLE I - GRANT AND TERM

SECTION 1.01.	Leased Premises.

a)

                In consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of Tenant to be observed and performed, the Landlord demises and leases to the Tenant, and Tenant rents from Landlord, those certain premises, now or hereafter to be erected in the Shopping Center (herein called the "Shopping Center") located at the intersection of Hamilton Boulevard and Mill Creek Road, Lower Macungie Township. Lehigh County, Commonwealth of Pennsylvania, which consists of a store and containing an area of approximately four thousand (4000) rentable square feet (herein collectively called the "Leased Premises").

b)

                 The boundaries and location of the Leased Premises are crosshatched on the site plan of the Shopping Center ("Site Plan"), which is marked Exhibit A and is attached hereto and hereby made a part hereof.

c)

                Landlord reserves the use of the roof and exterior walls of the Leased Premises, and the right, from time to time, to install, maintain, use, repair, place and replace utility lines, pipes, conduits, wires, and satellites in, on or under the Leased Premises (in locations which shall not materially interfere with Tenant's use thereof) to serve other parts of or premises in the Shopping Center. All such work shall be done at Landlord's expense in a manner which minimizes interference with Tenant’s business.  Landlord shall, at Landlord’s sole cost and expense, repair and correct any and all damage to the Leased Premises caused by such work.

d)

                The Leased Premises are demised and let subject to (a) the existing state of the title thereof as of the date of this Lease, (b) any state of facts which may be shown by an, updated survey or physical inspection of the Premises, (c) all zoning regulations, restrictions, rules and ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction over the Leased Premises, and all agreements, licenses, easements, covenants, restrictions and other matters which affect the Leased Premises, the title thereto, or the use, enjoyment, occupancy or possession thereof but do not prohibit or materially interfere with the use or development of the Leased Premises as a bank office and (d) the Ground Lease between Landlord, as tenant, and Lloyd Jones and Blanche M. Jones, as landlord, dated as of July 8, 2005. A redacted copy of the Ground Lease is attached hereto as Exhibit E.

e)

               Tenant's obligations under this Lease are conditioned upon the approval of this Lease and the location of the bank branch office by the Pennsylvania Department of Banking and the FDIC for which Tenant shall diligently and in good faith apply immediately following the execution of this Lease by Landlord and Tenant. In the event such approvals are not obtained within 120 days of the date of this Lease, this Lease shall be null and void and all payments, if any, made by Tenant to Landlord shall be refunded to Tenant without offset.

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	TENANT	DL

f)

                Notwithstanding any other provisions contained in this Lease, in the event (a) Tenant or its successors or assignees shall become subject to a bankruptcy case pursuant to Title 11 of the U.S. Code or similar proceeding during the term of this Lease or (b) the depository institution then operating at the Leased Premises is closed, or is taken over by any depository institution supervisory authority (hereinafter referred to as the "Authority") during the term of this Lease, Landlord may, in either such event, terminate this Lease only with the concurrence of any Receiver or Liquidator appointed by such Authority or pursuant to appropriate order of the Court with jurisdiction over such case or proceeding, or upon the expiration of the stated term of this Lease during the term of this Lease provided that in the event this Lease is terminated by the Receiver or Liquidator, the maximum claim of Landlord for rent, damages or indemnity for injury, resulting from the termination, rejection, or abandonment of the unexpired Lease shall by law in no event exceed all accrued and unpaid Minimum Rent and Additional Rent to the date of termination.

SECTION 1.02.	Use of Additional Areas.

The use and occupancy by the Tenant of the Leased Premises shall include the use in common with others entitled thereto of the common areas, employees' parking areas, service roads, loading facilities, sidewalks and customer car parking areas, shown and depicted on Exhibit A, and other facilities as may be designated from time to time by the Landlord, subject however to the terms and conditions of this Lease.

SECTION 1.03.	Commencement and Ending Date of Term.

(a)                   The term of this Lease shall commence on the date (the ("Commencement Date") on which Landlord delivers the Leased Premises to Tenant with Landlord's Work (as defined in Section 27.28 hereof) substantially complete. Landlord's Work will be deemed substantially complete when Landlord's Work is completed but for minor construction items which do not materially interfere with Tenant's ability to complete Tenant's initial alterations to the Leased Premises or conduct business therein. Landlord agrees to perform Landlord's Work in a good and workmanlike manner, in conformity with the Plans and Specifications attached as Exhibit C and in compliance with all applicable laws and codes. Landlord will correct any defects in materials or workmanship or incomplete items within thirty days after Tenant provides a list of all such defects, such list to be provided within ninety days of Landlord's delivery of possession (provided that if the defects are not reasonably capable of correction within said thirty day period, Landlord agrees to commence correcting the defect within said thirty day period and thereafter complete correcting the defects with due diligence).

(b)                   Landlord agrees to use commercially reasonable efforts to deliver possession of the Leased Premises to Tenant, free and clear of any tenancies or occupancies and with Landlord's Work substantially completed on or about September 1,  2006 ("Premises Delivery Date"). Landlord agrees to give Tenant at least ninety days' advance notice of the intended Premises Delivery Date and to update same as and when reasonably appropriate if there is a material change in the intended Premises Delivery Date.

(c)                The date (the "Rent Commencement Date") on which Tenant is obligated to commence paying the Minimum Rent and additional rent shall be the earlier to occur of (a) seventy-five (75) days after the Commencement Date; or (b) the date on which Tenant opens all or any portion of the Leased Premises for business.

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(d)                    The initial term of this Lease shall be for a period of approximately thirteen (13) years running from the Commencement Date through the last day of the month in which the thirteenth anniversary of the Commencement Date occurs (the "Termination Date").

(e)                    Tenant shall have an option (the "Option") to extend the term of this Lease for one (1) additional terms of seven (7) years, one additional term of five (5) years and one additional term of four years and ten months (each, a "Renewal Term"), each successively, commencing on the first day next succeeding the Termination Date or the last day of the immediately preceding Renewal Term, as the case may be, upon the same terms, conditions and provisions as are provided for in this Lease.

The Option may be exercised only by Tenant giving written notice to Landlord of Tenant's said Option by certified mail, return receipt requested, not more than fifteen (15) nor less than nine (9) months prior to the Expiration Date of the term of this Lease or the last day of the immediately preceding Renewal Term, as the case may be (the "Exercise Notice"). Upon Tenant's giving of the Exercise Notice, the term of this Lease shall be extended automatically upon the terms and conditions without the execution of an extension agreement or other instrument. If Tenant shall not give Landlord the Exercise Notice at the time and in the manner set form above, the Option shall terminate and be deemed waived by Tenant. Time is of the essence as to the date for the giving of the Exercise Notice.

Notwithstanding the foregoing provisions, if on the date that Tenant exercises the Option, or if on any subsequent date up to and including the date upon which the Renewal Term commences, Tenant is in default, beyond any applicable notice and grace periods, in the payment of Minimum Rent or additional rent hereunder, or is in default in the performance of any of the other terms, conditions or provisions of this Lease, Tenant's exercise of the Option and the extension of the term contemplated thereby shall, at the option of Landlord exercised by written notice to Tenant, be rendered null and void and shall be of no further force and effect and Tenant shall have no other additional right to exercise such Option, which shall be deemed waived by Tenant.

Time shall be of the essence with respect to the exercise of the Option by Tenant.

(f)                    Any access by Tenant to the Leased Premises prior to the Commencement Date (which prior access shall occur only with Landlord's prior written consent) shall be upon all of the terms, covenants and conditions of this Lease, except for the payment of Minimum Rent and Tenant's proportionate share of additional charges.

SECTION 1.04.	Lease Year Defined.

The term "Lease Year" as used herein shall mean a period of twelve (12) consecutive full calendar months. The first Lease Year shall begin on the Commencement Date and shall continue through the last day of the month in which the first anniversary of the Commencement Date occurs. Each succeeding twelve month period shall be the sequential Lease Year.

SECTION 1.05.	Holding Over.

If Tenant shall be in possession of the Leased Premises after the Termination Date, in the absence of an agreement extending the term hereof, the tenancy under this Lease shall become that of "month to month", terminable by either party upon thirty days' prior written notice, at a monthly rental equal to one and one-half times the sum of the monthly installment of Minimum Rent, payable during the last month of the term. Tenant shall also pay all other charges payable under the terms of this Lease, pro rated for each month during which Tenant remains in possession. Such month-to-month tenancy shall also be subject to all other conditions, provisions, and obligations of this Lease. Tenant shall not interpose any counterclaim or counterclaims in a summary proceeding or other action based upon such holding over.

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SECTION 1.06.	Force Majeure.

In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section 1.06 shall not operate to excuse Tenant from prompt payment of Minimum Rent, additional rent or any other payments required by the terms of this Lease.

ARTICLE II - RENT

SECTION 2.01.	Minimum Rent.

(a) From and after the Rent Commencement Date. Tenant agrees to pay to Landlord on the first day of each and every calendar month at the office of Landlord, or at such other place designated by Landlord, without any prior demand therefor and without any deduction or set-off whatsoever, as minimum rent ("Minimum Rent") as follows:

Initial Term	Monthly Minimum Rent	Annual Minimum Rent
Lease Years 1-5	$8,333.33	$100,000.00
Lease Years 6-10	$9,333.33	$112,000.00
Lease Years 11-13	$10,333.33	$124,000.00

Renewal Terms	Monthly Minimum Rent	Annual Minimum Rent
Lease Years 14-15	$10,333.33	$124,000.00
Lease Years 16-20	$11,470.00	$137,640.00
Lease Years 21-25	$12,731.70	$152,780.40
Years 26-29 and 10 months	$14,132.19	$169,586.24

(b) If the Rent Commencement Date is a day other than the first day of a calendar month, then Tenant shall pay, on the Rent Commencement Date, a pro-rata portion of the fixed monthly Minimum Rent described in the foregoing clause (a) prorated on a per diem basis with respect to the fractional calendar month preceding the commencement of the first Lease Year hereof. The rent for a partial month shall be prorated on a thirty (30) day month basis in all cases. Tenant shall contemporaneously with the execution of this Lease, deposit with Landlord an amount equal to one (1) month's Minimum Rent, which amounts shall be applied to Tenant's initial Minimum Rent payment due hereunder.

(c) No payment by Tenant or receipt by Landlord of a lesser amount than the rent due pursuant to this Lease shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check on payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

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SECTION 2.02.	Additional Rent.

In addition to Minimum Rent, Tenant shall pay as additional rent any money required to be paid pursuant to the terms hereof, including without limitation, Sections 2.03, 2.04, 2.05, 8.01, 10.01, 10.03, 12.01, 12.02, 13.02, 13.03, 13.04, 13.05, 13.06, Articles IV and X and 16.02, and all other sums of money or charges required to be paid by Tenant under this Lease, whether or not the same be designated as "minimum rent," "rent" or "additional rent". Unless stated otherwise herein, any and all money, payments, amounts or charges owed by Tenant under this Lease, shall be due and payable upon demand thereof. Minimum Rent and additional rent are hereinafter collectively also called "rent."

SECTION 2.03.	Late Charge and Dishonored Check Fee.

Anything in this Lease to the contrary notwithstanding, at Landlord's option, Tenant shall pay a "late charge" not to exceed eight (8%) percent on any Minimum Rent rent and additional rent when said sums are received by Landlord more than ten (10) days after the due date thereof, to cover the extra expense involved in handling delinquent payments. Tenant agrees to pay Landlord promptly after billing as additional rent the sum of $75.00 for each check remitted by it to Landlord that is dishonored. If two or more checks remitted by Tenant to Landlord arc dishonored within a six month period, Landlord may require that any or all future remittances by Tenant to Landlord be in the form of certified or bank checks.

SECTION 2.04.	Rent and Additional Rent More Than 30 Days Overdue.

(a)                   If Landlord has not received any rent or additional rent, or charges of the character described in Article II hereof within ten (10) days after the same was due and payable, such unpaid amounts shall bear interest from the date when same was due and payable to the date of payment, at a rate equal to the lesser of (i) ten (10%) percentage points over the Prime Rate (as defined below) or (ii) the maximum interest rate permitted by law ("Interest").

(b)                    "Prime Rate" shall mean the "Base Rate" (or prime rate or similar equivalent rate) of interest from time to time in effect established by Citigroup, Inc. and announced by it as the rate charged by it to its prime commercial customers on short term unsecured borrowings. If Citigroup, Inc. ceases to report such rate, the term "Prime Rate" shall mean a substitute and comparable rate selected by Landlord.

SECTION 2.05.	Taxes on Rent and Additional Rents

Tenant shall pay to Landlord each month together with Minimum Rent any sales or other tax imposed upon Minimum Rent and additional rent hereunder by any governmental (or quasi-governmental) authorities governing the Shopping Center. Except as other provided in Article IV of this Lease, Tenant will not be responsible for Landlord's business privilege, gross receipts, earned income, franchise or any other tax based on the gross receipts or rental income of Landlord.

ARTICLE III - INTENTIONALLY OMITTED

ARTICLE IV - TAXES

(a)                   From and after the Commencement Date, and for each year of the lease term, or portion thereof, Tenant shall pay to Landlord as additional rent, Tenant's share of the Real Estate Taxes (as hereinafter defined) which may be levied or assessed by any lawful authority against the land and improvements in the Shopping Center.

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(b)                    Tenant shall pay a portion of such taxes equal to the product obtained by multiplying the total taxes by a fraction, the numerator being the rentable square foot area of the Leased Premises, and the denominator of which shall be the total square footage of all leasable First floor area in the Shopping Center (hereinafter called Tenant's "proportionate share"). Notwithstanding the foregoing, if any portion or portions of the Shopping Center are separately assessed for real estate tax purposes, at Landlord's option, Tenant's proportionate share of Real Estate Taxes shall be equal to the product obtained by multiplying the total taxes on the parcel or parcels containing the Leased Premises by a fraction, the numerator being the rentable square foot area of the Leased Premises, and the denominator of which shall be the total square footage of all leaseable first floor area on such parcel or parcels excluding any portion of such parcel or parcels which are separately assessed and paid for directly by another tenant. In the event that certain buildings and/or improvements in the Shopping Center are separately assessed, but land area is not, Landlord may, at its option and in its reasonable discretion, calculate Tenant's proportionate share of each component of Real Estate Taxes in accordance with the respective formulas set forth herein.

(c)                    Tenant shall initially pay an estimated amount of $333.33 per month toward its proportionate share of all Real Estate Taxes. Landlord shall estimate Tenant's annual share of Real Estate Taxes referred to in this Section and Tenant shall pay one-twelfth (l/12th) of such estimate monthly in advance without prior demand therefor and without any setoff or deduction whatsoever, together with the payment of Minimum Rent. Landlord shall have the right, at any time and from time to time during each calendar year, to increase said estimates based on changed circumstances, additional facts previously unknown to Landlord or for any other reason. After the end of each calendar year (or fiscal tax year should Landlord so decide), Landlord shall furnish Tenant a statement of the actual Real Estate Taxes for the Leased Premises as aforesaid, and there shall be an adjustment between Landlord and Tenant, with payment to Landlord on demand, or credit to Tenant against the next such payment due, as the case may require, to the end that Landlord shall receive from Tenant the entire and proper amount of Tenant's annual share of Real Estate Taxes for such period.

(d)                   For any portion of the aggregate lease term covered herein which is less than a full calendar year, the allocation of taxes shall be further reduced to limit such charge to a corresponding proportionate share of such year. This last provision shall apply both at the beginning and the end of the lease term.

(e)                    "Real Estate Taxes" shall mean any property taxes, betterments and assessments imposed upon the land and improvements upon said land, flat rate water and sewer charges, and all other governmental levies made with respect to real property; Real Estate Taxes shall not include Landlord's business privilege, franchise, gross receipts, earned income or other taxes based on the gross receipts or income of Landlord; provided, however, that if due to a change in the method of taxation, any franchise, income, rent or profit tax shall be levied against the owner of the Shopping Center or by Landlord in substitution for or in lieu of any tax which would otherwise constitute a real estate tax, such franchise, income, rent or profit tax shall be deemed to be a Real Estate Tax for the purpose hereof. Additionally, Real Estate Taxes shall be any and all expenses incurred by Landlord, at its discretion, in reducing or maintaining the existing level of such tax obligations to the taxing authorities.

(f)                    Notwithstanding anything herein to the contrary, if at any time during the term of this Lease any assessment (either general or special) is levied upon or assessed against the Leased Premises or any part thereof, and such assessment may be paid in installments, Tenant's obligation under this Section to pay such assessment shall be limited to the amount of such installments (plus applicable interest thereon charged by the taxing authority, if any) which become due during the term hereof, calculated using the payment option as determined by Landlord.

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(g)             In the event there is currently in effect any law providing for the taxation of leases or if any law is enacted or adopted after the Effective Date which changes the laws now in force for the taxation of leases, including but not limited to a Goods and Services Tax (GST), or the manner of the operation of any such taxes, or which otherwise imposes a tax either directly or indirectly on the lease or the rents received therefrom, Tenant will pay such tax with interest and penalties thereon. This provision shall not be deemed to impose liability for any income or franchise tax owed by Landlord by reason of this Lease.

(h)             For purpose of this Lease, the periods applicable to the payment of Real Estate Taxes shall be determined on the basis of the calendar year in which the Landlord pays the taxes rather than the period as may be stated within the tax bill.

(i)             For the first partial calendar year of this Lease, Tenant shall pay its proportionate share of the Real Estate Taxes as provided for in this Article IV for the entire year multiplied by a fraction consisting of the number of days in the calendar year subsequent to the Commencement Date, divided by the number of days in that calendar year.

ARTICLE V - LANDLORD'S RIGHT TO ALTER AND RELOCATE BUILDINGS.

SECTION 5.01.	Changes and Additions to Buildings.

Landlord hereby reserves the right at any time to make alterations or additions to and to build additional stories on the building in which the Leased Premises are contained and to build adjoining the same. Landlord also reserves the right to construct other buildings or improvements in the Shopping Center from time to time and to make alterations thereto or additions or additional stories thereto and to build adjoining same and to construct double-decker elevated parking facilities. Any such alterations, additions, new buildings or other improvements shall not materially affect the visibility of the Leased Premises or access thereto.

SECTION 5.02.	Right to Relocate.

The purpose of the Site Plan attached hereto as Exhibit A is to show the approximate location of the Leased Premises. Landlord reserves the right at any time to relocate the various buildings, automobile parking areas, and other common areas shown on said Site Plan; provided, however, that Landlord agrees that Landlord will not erect buildings or other improvements (other than standard directional signage and the like) in the area identified as "No-Build Area" on Exhibit A.

ARTICLE VI - CONDUCT OF BUSINESS BY TENANT

SECTION 6.01.	Use of Premises.

(a)                   Tenant shall use the Leased Premises solely as a retail bank or any other lawful retail use; provided that Tenant may not use the Leased Premises for a use which (i) violates any then existing exclusive benefiting any other tenant or occupant of the Shopping Center or in violation of any of the exclusives attached hereto as Exhibit G or (ii) competes with the use of any other tenant or occupant in the Shopping Center. Tenant shall occupy the Leased Premises and shall conduct continuously in the Leased Premises the business above stated and as further provided in Section 6.02 herein. Provided that Tenant continuously operates the Leased Premises as a retail bank, Landlord agrees that Landlord will not lease any other portions of the Shopping Center for use principally as a retail bank or retail bank office and Landlord will not allow a retail bank or retail bank office within the space of another tenant of the Shopping center.

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(b)                    Tenant shall not use or permit any person to use, in any manner whatsoever the Leased Premises for any purpose, trade, business, occupation or vocation whatever, which may be in any way disreputable, immoral or pornographic in nature. Tenant will not use the Leased Premises as a "check cashing" business, "payday loan" business or pawn shop business. Tenant agrees that it shall not sell, distribute, display or offer for sale any item which, in Landlord's reasonable judgment, is inconsistent with the quality of operation of the Shopping Center or may tend to injure or detract from the moral character or image of the Shopping Center within such community. Without limiting the generality of the foregoing, Tenant shall not sell, distribute, display or offer for sale (i) any roach clip, water pipe, bong, toke, coke spoon, cigarette papers, hypodermic syringe or other paraphernalia commonly utilized in the use or ingestion of illicit drugs, or (ii) any pornographic, lewd, suggestive, or "adult" newspaper, book, magazine, film, picture, representation or merchandise of any kind. Landlord agrees that Landlord will not permit any other tenant or occupant of the Shopping Center to use its premises for any purpose prohibited by this Section 6.01(b).

(c)                    Tenant shall conduct the operation of its business in such a manner so as not to permit unreasonable disturbances or other inconveniences, directly or indirectly, to other tenants, customers or shoppers in the Shopping Center. Tenant shall not permit loitering in, on or about, the Leased Premises.

(d)                   Tenant shall obtain, at its sole cost and expense and prior to opening for business, all permits and certificates of occupancy required for it to open and operate its business at the Leased Premises. Copies of all permits and certificates of occupancy shall be delivered to Landlord promptly after receipt by Tenant. Tenant agrees to open the Leased Premises for business with the general public fully staffed and operational, within sixty days of Landlord's delivery of possession of the Leased Premises to Tenant.

(e)                    Tenant shall not perform any acts or carry on any practices, which may damage any building or structure within the Shopping Center or be a nuisance or menace to other tenants in the Shopping Center.

(f)                    The Leased Premises shall not be used for any of the following purposes: a flea market or a business selling so-called "second hand" goods (the term "second hand" shall mean stores which sell goods primarily as a service to the public rather than to a retail customer for a profit); cemetery; mortuary; any establishment engaged in the business of selling, exhibiting or delivering pornographic or obscene materials; a so-called "head shop"; off-track betting parlor; junk yard; recycling facility or stockyard; motor vehicle or boat dealership, repair shop (including lubrication and/or service center) that stores vehicles outdoors overnight, body and fender shop, or motor vehicle or boat storage facility; a mini-storage or self-storage facility; a dry-cleaning facility; a bar, tavern or cocktail lounge; a discotheque, dance hall, comedy club, night club or adult entertainment facility; billiard or pool hall; massage parlor, game parlor or video arcade (which shall be defined as any store containing more than three (3) electronic games); a beauty school, barber college, reading room, place of instruction or any other operation catering primarily to students or trainees and not to customers; office usage other than incidental in connection with non-prohibited uses; industrial, residential or manufacturing uses, school or house of worship.

SECTION 6.02.	Operation of Business.

(a)                   Tenant shall conduct its business in the Leased Premises during at least the following days and hours-

Monday through Thursday:	9:00 am to 5:00 pm
Friday:	9:00 am to 6:00 pm
Saturday:	9:00 am to Noon

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(b)                   Tenant shall install and maintain at all times displays of merchandise in the display windows (if any), of the Leased Premises. Tenant shall keep the display windows and signs, if any, in the Leased Premises well lighted during the hours from sundown to 11:00 o'clock P.M. If Tenant or a permitted assignee of Tenant fails to continuously operate the Leased Premises for the permitted use under this Lease and same continues for a period of six months or longer, Landlord will have the right to terminate this Lease upon notice to Tenant.

SECTION 6.03.	Competition.

Neither Tenant nor any affiliate, parent or subsidiary of Tenant shall, directly or indirectly, operate, manage or engage in any similar or competing business within a radius of one (1) mile from the outside boundary of the Shopping Center which shall not be applicable if Tenant is acquired by other entity which maintains a retail bank within said one mile radius. Tenant shall not perform any acts or carry on any practices which may injure the building or be a nuisance or menace to other tenants in the Shopping Center.

SECTION 6.04.	Storage, Office Space.

Tenant shall use for office, clerical or other non-selling purposes only such space in the Leased Premises as is from time to time reasonably required for Tenant's business in the Leased Premises. No auction, fire, going out of business, lost our lease or bankruptcy sales may be conducted in the Leased Premises without the prior written consent of Landlord.

ARTICLE VII - OPERATION OF CONCESSIONS

SECTION 7.01.	Consent of Landlord.

Tenant shall not permit any business to be operated in or from the Leased Premises by any sublessee, concessionaire or licensee without the prior written consent of Landlord.

ARTICLE VIII - SECURITY DEPOSIT

SECTION 8.01.	Amount of Deposit.

Tenant shall, contemporaneously with the execution of this Lease, deposit with Landlord the sum of Thirty One Thousand Dollars ($31,000). Said deposit shall be held by Landlord, without liability for interest, as security for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease by Tenant to be kept and performed during the term hereof. If at any time during the term of this Lease or expiration or early termination thereof, any rent and additional rent herein reserved shall be overdue and unpaid, or any other sum payable by Tenant to Landlord hereunder shall be overdue and unpaid Landlord may, at its option (but Landlord shall not be required to), apply any portion of said deposit to the payment of any such overdue rent or other sum. Provided that Tenant is not in default of Tenant's obligations under this Lease, upon request of Tenant, Landlord agrees to refund to Tenant the then existing principal amount of the security deposit as of the first anniversary of the Rent Commencement Date.

SECTION 8.02.	Use and Return of Deposit.

In the event of the failure of Tenant to keep and perform any of the terms, covenants and conditions of this Lease to be kept and performed by Tenant, then Landlord at its option may appropriate and apply said entire deposit, or so much thereof as may be necessary, to compensate the Landlord for loss or damage sustained or suffered by Landlord due to such breach on the part of Tenant. Should the entire deposit, or any portion thereof, be appropriated and applied by Landlord for the payment of overdue rent or other sums due and payable to Landlord by Tenant hereunder, then Tenant shall, upon the written demand of Landlord, forthwith remit to Landlord a sufficient amount in cash to restore said deposit to its prior level and Tenant's failure to do so within five (5) days after receipt of such demand shall constitute a default under this Lease. At the expiration or early termination of this Lease, said deposit shall be returned to Tenant in full upon the later of (i) delivery by Tenant of the Leased Premises in good order and condition and in compliance with all of the provisions of this Lease and (ii) full payment of all rents, additional rents and other sums due and owing hereunder (including, without limitation, any and all year end adjustments to additional rents owed by Tenant through the expiration or earlier termination of the Lease calculated by Landlord in accordance with the terms of this Lease). In the event of a permitted assignment or sublet of the Leased Premises, Landlord shall continue to hold the deposit as if no such assignment or sublet had taken place, and the Tenant and assignee/sublessee shall look to each other for the settlement of same, it being understood and agreed that any portion of the deposit to be returned in accordance with this Section, shall be returned to the Tenant in possession at the end of this Lease. Tenant and its successors and assigns shall indemnify, defend and hold Landlord harmless from and against any and all claims, demands, suits, actions, judgments, costs and obligations, including reasonable attorneys' fees in connection therewith.

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SECTION 8.03.	Transfer of Deposit.

Landlord shall deliver the funds deposited hereunder by Tenant to the purchaser of Landlord's interest in the Leased Premises, in the event that such interest be sold and thereupon Landlord shall be discharged from any further liability with respect to such deposit.

ARTICLE IX - PARKING AND COMMON USE AREAS AND FACILITIES

SECTION 9.01.	Control of Common Areas by Landlord.

All automobile parking areas, driveways, entrances and exits thereto, and other facilities furnished by Landlord in or near the Shopping Center, including employee parking areas, the truck way or ways, loading docks, package pick-up stations, pedestrian sidewalks, curbs and lamps, service and access roads, drainage facilities, public signage equipment, landscaped areas, exterior stairways, first aid stations, comfort stations and other areas and improvements provided by Landlord for the general use, in common, of tenants, their officers, agents, employees and customers (herein collectively called "Common Areas"), shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all facilities and areas mentioned in this article. Landlord shall have the right to construct, maintain and operate lighting facilities on all said areas and improvements; to police the same; from time to time to change the area, level, location and arrangement of and ingress and egress to such parking areas and other facilities hereinabove referred to; to restrict parking by tenants, their officers, agents and employees to employee parking areas; to enforce parking charges (by operation of meters or otherwise), with appropriate provisions for free parking ticket validating by tenants; to close all or any portion of said areas or facilities to such extent as may, in the opinion of Landlord's counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein; to close temporarily all or any portion of the parking areas or facilities; to discourage non-customer parking; and to do and perform such other acts in said areas and improvements as, in the use of good business judgment, the Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by Tenant, their officers, agents, employees and customers. Landlord will operate and maintain the Common Areas referred to above in such manner as Landlord, in its sole discretion, shall determine from time to time. Without limiting the scope of such discretion, Landlord shall have full right and authority to employ all personnel and to make all rules and regulations pertaining to and necessary for the proper operation and maintenance of the Common Areas. Landlord agrees to operate and maintain the Common Areas in a good and proper manner consistent with the manner in which comparable shopping centers in the vicinity of the Shopping Center are operated.

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SECTION 9.02.	License.

All Common Areas not within the Leased Premises, which Tenant may be permitted to use and occupy, are hereby used and occupied under a revocable license, and if the amount of such areas be diminished, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation, diminution or abatement of rent, nor shall such diminution of such areas be deemed constructive or actual eviction.

SECTION 9.03.	Employee Parking.

Tenant will cause all of Tenant's employees, servants and agents to park their vehicles in the area designated as "Tenant's Employee's Parking Area" on Exhibit A.

ARTICLE X - COST OF MAINTENANCE OF COMMON AREAS

SECTION 10.01.	Tenant's Payments.

(a)                   From and after the Commencement Date, and for each year of the lease term or portion thereof, Tenant shall pay to Landlord as additional rent, Tenant's share of Common Charges (as defined below). Tenant's share shall be calculated by dividing the rentable square foot area of the Leased Premises by the gross leaseable first floor area of the Shopping Center.

(b)                   Notwithstanding anything contained in the Lease to the contrary, space occupied by any other tenant in the Shopping Center that pays directly for its own Common Charges (or component thereof) or fire and/or extended coverage insurance may be excluded by Landlord from the denominator when computing Tenant's share of any of such charges.

SECTION 10.02.	Definition of Common Charges.

"Common Charges" shall mean all costs and expenses incurred by the owner of the Shopping Center or by Landlord or Landlord's, employees, agents, managing agent or contractors, either pursuant to this Lease or otherwise, arising from or in connection with or as a result of the operating, equipping, policing, protecting, lighting, heating, air conditioning, providing sanitation, sewer, water, fire protection and other services, insuring, maintaining, repairing and replacing the Common Areas and all buildings and improvements within the Shopping Center. Common Charges shall include, but shall not be limited to: (i) the maintenance, repair and replacement of all roofs, exterior walls and other structural and exterior portions of the Shopping Center, on and off site sewer treatment plans and storm water drainage and detention (and/or retention) facilities, if any, servicing the Leased Premises and/or Shopping Center, on and off site traffic controls, equipment and systems, the Shopping Center pylon signs (including all taxes relating thereto), curbs, gutters, sidewalks, pylons and signs (including all taxes relating thereto), drainage and irrigation ditches, conduits and pipes, utility systems (permanent and temporary), sewage disposal or treatment systems, public toilets and sound systems whether within or without the Shopping Center; (ii) the removal of trash, snow and ice, sanding and salting; (iii) landscaping, including the maintenance, repair and replacement of any sprinkler systems and equipment, and the water to operate same; (iv) supplies; (v) licensing, permits, service and usage charges; (vi) obtaining and maintaining the insurance policies described in Section 13.01 of this Lease and the cost of any insured event deductible amounts under such policies, (vii) the settlement or disposition of any claims against Landlord to the extent the same are not covered by insurance; (viii) all capital expenditures, together with reserves for capital improvements required by the holder of any mortgage; (ix) the repaving, re-striping, re-grading, re- sealing and general maintenance and repair of parking areas; (x) compliance with all laws, statues, codes, ordinances, rules, regulations and orders of governmental authorities pertaining to the Shopping Center including those pertaining to traffic control, engineering and environmental issues, air pollution control and the cost of monitoring air quality; (xi) personal property taxes, licensing and permit fees and taxes; (xii) lighting the Common Areas, including the maintenance, repair and replacement of the lighting facilities, equipment and system, and the electricity to operate same (xiii) costs and expenses of enforcing the rules and regulations established by Landlord for the Shopping Center; (xiv) the cost, lease payment or depreciation of any equipment used in the operation or maintenance of the Shopping Center; (xv) total compensation and benefits (including premiums for workers' compensation or any other insurance or other retirement or employee benefits, and including all costs incurred in providing such benefits) paid to or on behalf of employees involved in the performance of the work specified in this Section or employees otherwise providing services to tenants or customers of the Shopping Center whether on or off site including compensation paid for the promotion of the Shopping Center by any employee or independent contractor; (xvi) the maintenance, repair and operation of any mall or enclosed common area; (xvii) the costs of performance of all of Landlord's obligations pursuant to this Lease or as contemplated herein except those costs of construction of new building areas, the cost of initial improvements to premises leased to tenants of the Shopping Center other than Tenant, leasing commissions, ground rent and debt service payable under any Mortgage; (xviii) other costs and expenses and fees incurred in connection with the operation and management of the Shopping Center; plus (xix) an amount equal to ten (10%) percent of all of the foregoing costs and expenses to compensate Landlord for administrative and overhead expenses. Common Charges shall include costs and expenses for services, equipment or materials furnished by Landlord or its affiliates, including management fees, provided the same are furnished at rates similar to those generally paid.

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SECTION 10.03.	Estimated Payments.

(a)                   On each date that an installment of Minimum Rent is due, Tenant shall also pay Landlord an amount equal to one-twelfth (l/12lh) of its share of such estimated Common Charges (as determined by Landlord) for the calendar year or portion thereof in which such payment is made. Tenant shall pay $666.67 per month toward its share of such Common Charges. On or before June 1 of each year (or thereafter if Landlord shall elect), Landlord shall provide Tenant with a statement setting forth the amount due from Tenant on account of Common Charges for the preceding calendar year and the amount of estimated Common Charges paid by Tenant during such year. If the amount due from Tenant exceeds the amount of estimated payments, Tenant shall pay the difference to Landlord within ten (10) days of the receipt of such statement. If the amount of estimated payments exceeds the amount due, Landlord shall credit such difference to the next installment or installments of estimated payments due under this Section. During any year, Landlord from time to time, may revise its estimate of the Common Charges which will be due for that year and the monthly payments to be made by Tenant on account thereof.

(b)                   Tenant shall have the right, upon ten (10) days' prior written notice to Landlord, to audit the applicable records of Landlord to confirm that the Common Charges billed to Tenant are proper and conform to the provisions of this Article X. Such audit right shall be exercisable by Tenant within two (2) years of Tenant's receipt of Landlord's annual reconciliation statement of such charges for the applicable year in question. Should any such audit disclose that Tenant has overpaid the Common Charges, then Landlord shall promptly refund the amount of the overpayment to Tenant. Should any such audit disclose that Tenant overpaid the Common Area Expenses by five percent (5%) or more, Landlord shall promptly pay for the reasonable cost of such audit. If Tenant does not make an audit within two (2) years from the end of a given year, then the annual statement of Common Charges and Tenant's share for such year shall be deemed correct and Tenant shall have no right thereafter to inspect, audit or contest same.

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ARTICLE XI - SIGNS, AWNINGS, CANOPIES, FIXTURES, ALTERATIONS

SECTION 11.01.	Installations and Alterations by Tenant.

(a)                  All fixtures installed or used by Tenant shall be new or completely reconditioned. Tenant shall not make or cause to be made any alterations, additions or improvements or install or cause to be installed any trade fixture, exterior signs, floor covering, interior or exterior lighting, plumbing fixtures, shades or awnings or make any changes to the store front without first obtaining Landlord's prior written approval and consent and without first obtaining, at Tenant's sole cost and expense, all governmental permits and approvals required for such work ("Permits"). Tenant shall present to the Landlord detailed plans and specifications for such work at the time approval is sought and deliver a copy of all Permits to Landlord prior to commencing any alteration, addition, improvement or installation. All approved alterations, additions, improvements and installations shall comply with all governmental laws, rules, regulations and codes.

(b)                   Tenant shall not make any alterations, repairs or installations, or perform Tenant's initial work or any other work to or on the Leased Premises unless prior to the commencement of such work Tenant shall obtain (and during the performance of such work keep in force) builders risk, public liability and workmen's compensation insurance to cover every contractor to be employed, and any other insurance reasonably required by Landlord and such insurance shall name Landlord and its designees as additional insureds (including, without limitation, the owner of the Leased Premises, Landlord's managing agent and Landlord designees). Such policies shall be non-cancelable without ten (10) days prior notice to Landlord. The policies shall have amounts of coverage, and shall be issued by companies reasonably satisfactory to Landlord. Prior to the commencement of such work, Tenant shall deliver duplicate originals or certificates of such insurance policies to Landlord.

(c)                    To the fullest extend permitted by law, Tenant agrees to indemnify, defend and hold harmless Landlord and its designees (including, without limitation, the owner of the Leased Premises, mortgagees and Landlord's managing agent) from any and all claims, suits, damages, liabilities, professional fees including, without limitation, attorney's fees, costs, court costs, expenses and disbursements relating to death, personal injuries or property damage (including loss of use thereof) arising out of or in connection with the performance of the work of any contractor, its agents, servants, subcontractors or employees, or the use by contractor, its agents, servants, subcontractors or employees, of facilities owned by Landlord. This agreement to indemnify specifically contemplates full indemnity in the event of liability imposed against the Landlord and/or managing agent without negligence and solely by reason of statute, operation of law or otherwise, and partial indemnity in the event of any actual negligence on the part of Landlord or managing agent either causing or contributing to the underlying claim, In that event, indemnification will be limited to any liability imposed over and above that percentage attributable to actual fault, whether by statute, by operation of law or otherwise.

(d)                   Subject to the terms and provisions of this Lease, Tenant shall, at its own cost and expense, promptly following delivery of possession, construct on the Leased Premises a prototypical Embassy Bank retail bank and all facilities appurtenant thereto, including, without limitation leasehold improvements, fixtures, furniture and equipment and the like and a drive through facility appurtenant to the Leased Premises.

(e)                   If Tenant fails to commence the construction of the improvements to the Leased Premises within thirty days of the date of delivery of possession thereof, Landlord shall, by written notice to Tenant (the "Termination Notice"), have the right to terminate the Lease on the terms and conditions set forth herein and recapture the Leased Premises, Any such termination shall be effective as of the sixtieth (60th) day after the date of Landlord's Termination Notice. Tenant shall have the right to vitiate the Termination Notice by providing notice to Landlord that Tenant will commence and diligently pursue to completion the construction of the building and actually commences same within sixty (60) days of receipt of the Termination Notice. At any time after Tenant has opened the Leased Premises for business fully stocked and staffed as a prototype Embassy Bank facility if Tenant discontinues the operation of its business in the Leased Premises for more than three months, Landlord shall have the right, upon notice to Tenant, to terminate this Lease effective no earlier than thirty days following Landlord's notice to Tenant.

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SECTION 11.02.	Removal and Restoration by Tenant

All alterations, decorations, additions, installations and improvements made by Tenant, or made by Landlord on Tenant's behalf by agreement under this Lease, shall remain the property of Tenant for the term of the lease, and any extension or renewal thereof. Such alterations, decorations, additions, installations and improvements shall not be removed from the Leased Premises prior to the end of the term hereof without the prior written consent of Landlord. Upon expiration of this Lease, or any renewal term thereof, Tenant shall surrender possession of the Leased Premises to Landlord in the condition required pursuant to Section 1.2.03 and remove all alterations, decorations, additions, installations and improvements which are specific to Tenant's use of the Leased Premises as a bank (as opposed to another retail use) such as, by way of example and not limitation, automatic teller machines, vaults and drive-up facilities, repair all damage, and restore the Leased Premises as provided in Section 12.03 hereof. If Tenant fails to remove such alterations, decorations, additions, installations and improvements and restore the Leased Premises, then upon the expiration of this Lease, or any renewal thereof, and upon Tenant's vacating the

Leased Premises, all such alterations, decorations, additions, installations and improvements shall, at Landlord's option, become the property of Landlord.

SECTION 11.03.	Tenant Shall Discharge all Liens.

Tenant shall promptly pay all contractors and materialmen, so as to minimize the possibility of a lien attaching to the Leased Premises or the Shopping Center, and should any such lien be made or filed, Tenant shall bond against or discharge the same within the earlier of: (a) the date Tenant becomes aware of such lien or (b) ten (10) days alter written request by Landlord. Should Tenant fail to take any action within said ten (10) day period, Landlord may, at its option, bond or pay the said lien without inquiring into the validity thereof, and Tenant shall forthwith reimburse Landlord the total expense incurred by Landlord as additional rent hereunder.

SECTION 11.04.	Signs, Awnings and Canopies

(a)                   Tenant shall not place or suffer to be placed or maintained on any exterior door, wall or window of the Leased Premises any sign, awning or canopy, or advertising matter or other thing of any kind, and will not place or maintain any decoration, lettering or advertising matter on the glass of any window or door of the Leased Premises or in a location within the Leased Premises visible by the general public from outside the Leased Premises without first obtaining Landlord's written approval and consent. Tenant must furnish to Landlord all signage applications and permits for Landlord's prior written approval, along with a copy of the current local governmental sign regulations to facilitate the approval process. Landlord will not grant its consent to any exterior signage that fails to conform to the specifications attached hereto and made a part hereof as Exhibit B. Landlord hereby consents to the installation by Tenant of signage on the exterior of the Leased Premises as shown on the rendering and with the specifications shown on Exhibit B-l hereof. Tenant further agrees at all times to maintain any such sign, awning, canopy, decoration, lettering, advertising matter or other thing, as may be approved, in good condition and repair, and upon the expiration or other termination of this Lease to remove same and repair all damage resulting therefrom. Tenant shall not be entitled to utilize space on a Shopping Center pylon, if any, unless specified herein.

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(b)                    Tenant will be permitted to install a panel on the Shopping Center pylon sign where indicated on the pylon sign exhibit attributed hereto as Exhibit F. Tenant shall install and maintain, repair and replace the panel at Tenant's sole cost and expense. In the event Tenant shall be entitled to utilize space on a Shopping Center pylon, Tenant shall pay to Landlord as additional rent (i) Tenant's pro-rata share of Landlord's actual cost to erect the Shopping Center sign, (ii) the cost of installing Tenant's panel on the existing Shopping Center sign, and (iii) Tenant's pro-rata share of the maintenance cost of said Shopping Center sign (including all taxes relating thereto). Tenant's pro-rata share shall be computed by multiplying such sign maintenance costs by a fraction, the numerator of which is the total number of square feet of sign area occupied by Tenant's panel and the denominator of which is the total number of square feet of sign area on the Shopping Center sign.

ARTICLE XII - MAINTENANCE OF LEASED PREMISES

SECTION 12.01.	Maintenance by Tenant.

Tenant shall at all times keep the Leased Premises (including, but not limited to, maintenance of exterior entrances, all glass, plate glass and show window moldings) and all partitions, doors, fixtures, flooring, ceiling tiles, equipment and appurtenances thereof (including, but not limited to, lighting, heating, electrical and plumbing fixtures, equipment and systems, escalators, elevators, and any air conditioning system) in good order, condition and repair, (including all required replacements and reasonably periodic painting as determined by Landlord), damage by unavoidable casualty excepted, except for structural portions of the Leased Premises, which shall be maintained by Landlord, but if Landlord is required to make repairs to structural portions by reason of Tenant's negligent acts or omission to act, Landlord may add the cost of such repairs to additional rent which shall thereafter become due. Tenant agrees to sweep and clean, and remove snow and ice from the sidewalk and curb in front of the Leased Premises.

SECTION 12.02.	Maintenance by Landlord.

If Tenant refuses or neglects to repair any property as required hereunder and to the reasonable satisfaction of Landlord as soon as reasonably possible after written demand Landlord, may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures, or other property or to Tenant's business by reason thereof, and upon completion thereof, Tenant shall pay Landlord's costs for making such repairs plus twenty (20%) percent for overhead, upon presentation of a bill therefor, as additional rent.

SECTION 12.03.	Surrender of Premises.

At the expiration of the tenancy hereby created, Tenant shall surrender the Leased Premises in the same condition as the Leased Premises were in upon delivery of possession thereto under this Lease, reasonable wear and tear, and damage by unavoidable casualty excepted, and shall surrender all keys for the Leased Premises to Landlord at the place then fixed for the payment of rent and shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Leased Premises. Tenant shall remove all its trade fixtures, and any alterations or improvements as provided in Section 11.02 hereof, before surrendering the Leased Premises as aforesaid and shall repair any damage to the Leased Premises caused thereby. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

SECTION 12.04.	Rules and Regulations.

The rules and regulations are appended to this Lease as Exhibit D attached hereto and made a part hereof (the "Rules and Regulations"). Tenant agrees to comply with and observe the Rules and Regulations. Tenant's failure to keep and observe the Rules and Regulations shall constitute a default under this Lease in the manner as if the same were contained herein as covenants. Landlord reserves the right from time to time to amend or supplement the Rules and Regulations and to adopt and promulgate additional rules and regulations applicable to the Leased Premises and the Shopping Center. Notice of such additional rules and regulations, and amendments and supplements, if any, shall be given to Tenant, and Tenant agrees thereupon to comply with and observe all such rules and regulations, and amendments thereto and supplements thereof, provided the same shall apply uniformly to all tenants of the Shopping Center.

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ARTICLE XIII - INSURANCE AND INDEMNIFICATION

SECTION 13.01.	Liability Insurance.

(a)                   Tenant shall, from and after the date Landlord delivers possession of the Leased Premises and during the entire term hereof, keep in full force and effect a policy of public liability and property damage insurance (including terrorism insurance) with respect to the Leased Premises, and the business operated by Tenant and any subtenants, licensees or concessionaires of Tenant in the Leased Premises, which limits of public liability and properly damage liability shall not be less than $3,000,000.00 in respect of any one occurrence. The policy shall name Landlord, its managing agent any and person, firms or corporations designated by Landlord, and Tenant as additional insured, and shall contain a clause that the insurer will not cancel or change the insurance without first giving the Landlord thirty (30) days prior written notice. The insurance shall be with an insurance company licensed and admitted in the State that the Leased Premises is located, with a Best Rating of at lease A VIII and a copy of the policy or a certificate of insurance shall be delivered to Landlord prior to Tenant entering into possession of the Leased Premises.

(b)                   Landlord shall maintain and keep in full force and effect a policy of public liability and property damage insurance with respect to the Common Areas of the Shopping Center in coverage amounts determined by Landlord.

SECTION 13.02.	Indemnification of Landlord.

Except to the extent due to Landlord's willful misconduct or gross negligence, Tenant shall indemnify Landlord, its managing agent, agents, contractors, employees, servants, lessees or concessionaires, and Landlord's mortgagees, and save them harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Leased Premises, or the occupancy or use by Tenant of the Leased Premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, lessees or concessionaires. In case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorney's fees incurred or paid by Landlord in connection with such litigation. Tenant shall also pay all costs, expenses and reasonable attorney's fees that may be incurred or paid by Landlord in enforcing the covenants and agreements in this Lease.

SECTION 13.03.	Plate Glass.

Tenant shall replace, at the expense of Tenant, any and all plate and other glass damaged or broken resulting from any cause whatsoever in and about the Leased Premises. Tenant shall insure, and keep insured, at Tenant's expense, all plate and other glass in the Leased Premises for and in the name of Landlord.

SECTION 13.04.	Fire and Extended Coverage Insurance.

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(a)                   Commencing from and after the Commencement Dale, and for each year of the lease term, or portion thereof, in addition to the insurance which Tenant is required to maintain pursuant to this Article XIII, Tenant shall pay to Landlord, as additional rent, Tenant's share of the Fire Insurance (as defined below) which may be maintained by Landlord on the buildings and improvements in the Shopping Center, Tenant shall pay as its share of such Fire Insurance an amount equal to that proportion of the cost of the premiums for the Fire Insurance as the leaseable square foot area of the Leased Premises bears to the leaseable square foot area of all the buildings covered under the relevant policy.

(b)                   On each date that an installment of Minimum Rent is due, Tenant shall pay, as additional rent, an amount equal to one-twelfth (1/12th) of its share of the estimated total premiums paid by Landlord for Fire Insurance (as defined below). Tenant shall initially pay $83.33 per month towards its share of said insurance premium(s). Landlord will bill the Tenant annually for its proportionate share accompanied by copies of the appropriate invoices setting forth the amount due from Tenant on account of the Fire Insurance for the preceding year and the amount of estimated Fire Insurance paid by Tenant during such year. The total billing for the insurance less the amount previously paid by Tenant will result in an adjustment whereby Tenant will either receive a credit for an overpayment toward the next installment or installments due under this Section or Tenant shall pay within ten (10) days of the receipt of such statement, any balance due to Landlord for such insurance. The monthly amount to be paid on account will be revised each year to more closely reflect one-twelfth (1/12th) of Tenant's share of insurance costs most recently determined. With respect to any insurance effective for a term extending beyond the term of Tenant's lease, Tenant will be obligated to pay only such proportion of Tenant's share of the premium as that portion of the term of the policy lapsing prior to the expiration of the term of Tenant's lease bears to the entire term of the policy.

(c)                   "Fire Insurance" shall mean the fire, extended coverage and loss of rents insurance (including so-called "extended coverage and/or all risk endorsement", "flood and earthquake endorsement", "terrorism endorsement" and "boiler and machinery endorsement"), maintained by Landlord or others upon all buildings and improvements in the Shopping Center.

(d)                   The amount of Fire Insurance to be maintained by Landlord shall not be less than eighty (80%) percent and not more than one hundred (100%) percent of the Replacement Cost Valuation of all buildings and improvements in the Shopping Center as such value may exist from time to time.

SECTION 13.05.	Increase in Fire Insurance Premium.

(a)                   Tenant agrees that it shall not keep, use, sell or offer for sale in or upon the Leased Premises any article which may be prohibited by the standard form of fire insurance policy. Tenant agrees to pay any increase in Landlord’s premiums for fire and extended coverage insurance during the term of this Lease resulting from Tenant’s use of the Leased Premises or the type of merchandise sold by Tenant in the Leased Premises, whether or not Landlord has consented to the same. In determining whether increased premiums are the result of Tenant's use of the Leased Premises, a schedule, issued by the organization making the insurance rate on the Leased Premises, showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up the fire insurance rate on the Leased Premises.

(b)                   In the event Tenant's use or occupancy of the Leased Premises causes an increase in Landlords premiums for the fire, boiler and/or casualty rates on the Leased Premises or any part thereof above the rate for the least hazardous type of occupancy legally permitted in the Leased Premises, Tenant shall also pay in such event, any additional premiums, including on the rent and terrorism insurance policy that may be carried by the Landlord for its protection against loss resulting from fire or terrorist act. Bills for such additional premiums shall be sent by Landlord to

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Tenant at such times as Landlord may elect, and shall be due from, and payable by Tenant when sent, and the amount thereof shall be deemed to be, and shall be paid as, additional rent.

SECTION 13.06.	Waiver of Subrogation.

Neither party to this Lease shall be liable for any damage by fire or other peril includable in the coverage afforded by the standard form of fire insurance policy with extended coverage endorsement attached, no matter how caused, it being understood that the damaged party will look solely to its insurer for reimbursement, provided that this waiver of liability shall apply only to the extent that the party incurring such loss is actually reimbursed for such loss by the proceeds of insurance. Landlord's and Tenant's policies of insurance shall contain a waiver of subrogation confirming the foregoing. Any waiver of rights required by this Section 13.06 shall be ineffective if such waiver shall be unobtainable, or result in a breach of the insurance contract or in material increase in the cost of insurance of the waiving party, unless the other party shall pay such increase within ten (10) days after notice thereof.

ARTICLE XIV - UTILITIES

SECTION 14.01.	Utility Charges.

(a)                   Tenant shall be solely responsible for and promptly pay all charges for electricity, gas, and water or any other utility used or consumed in the Leased Premises from and after the date possession of the Leased Premises are delivered to Tenant. Tenant will pay for electricity, gas and water as measured by a meter measuring Tenant's consumption thereof directly to utility provider in question. In no event shall Landlord be liable for an interruption or failure in the supply of any such utilities to the Leased Premises. Tenant is responsible for, and shall promptly pay, all charges for monitoring the sprinkler system (if any) within the Leased Premises.

(b)                   Tenant and Landlord agree that any utility easements requested by Tenant, shall be subject to Landlord's prior written approval, which approval shall be in Landlord's sole discretion. Such utility easements shall be in a form acceptable to Landlord, in its sole discretion, and further Tenant shall reimburse Landlord for any and all costs and expenses relating to the negotiation and approval of such utility easements (including, without limitation, reasonable attorneys' fees).

ARTICLE XV - OFFSET STATEMENT, ATTORNMENT SUBORDINATION

SECTION 15.01.	Offset Statement/Estoppel Certificate.

Within ten days after request therefor by Landlord, or in the event that upon any sale, assignment or hypothecation of the Leased Premises and/or the land thereunder by Landlord, an offset statement shall be required from Tenant, Tenant agrees to deliver in recordable form a certificate to any proposed mortgagee or purchaser, or to Landlord, certifying (if such be the case) that this Lease is in full force and effect and that there are no defenses or offsets thereto, or stating those claimed by Tenant and containing such other reasonable information as Landlord, its mortgagee, or the purchaser shall request.

SECTION 15.02.	Attornment.

Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by the Landlord covering the Leased Premises, attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease.

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SECTION 15.03.	Subordination.

This Lease, at lender(s) option, as the case may be, shall be automatically subordinate to any mortgage of the Shopping Center or portion thereof to which Landlord's interest in the Shopping Center or portion thereof is subordinated and to any overlease by or under which Landlord holds its interest therein, regardless of the time when any such mortgage or any such overlease (or any notice thereof) is executed or recorded. Tenant hereby agrees to execute a confirmatory agreement which shall subordinate the Lease to the instrument(s) evidencing such loan or overlease in which the lender(s) or overlandlord agree for itself, its successors and assigns by written instrument in such form which is acceptable to the lender(s) or overlandlord, as the case may be: (i) to be bound by the terms of this Lease; provided, however, the lender(s) or overlandlord, as the case may be, shall not be (a) liable for any act or omission of any prior landlord (including Landlord); (b) bound by any rent or additional rent which Tenant might have paid for more than one (1) month in advance to any prior landlord (including Landlord); or (c) bound by any amendment or modification of the Lease made without lender's or overlandlord' s consent; (ii) to not disturb Tenant's use or possession of the Leased Premises in the event of a foreclosure of such lien or encumbrance so long as Tenant is not in default hereunder; (iii) to not join Tenant as a party defendant in any foreclosure proceeding relating to the Shopping Center or any part thereof (except to the extent required to prosecute said foreclosure proceeding); (iv) to require Tenant to give notice to the lender(s) or overlandlord, as the case may be, simultaneous with any notice given by Tenant to Landlord in the event that Landlord defaults; and (v) to require Tenant to give the lender(s) or overlandlord, as the case maybe, the right to cure a Landlord default simultaneous with Landlord's right to cure. If any ground lease covering the Leased Premises to which this Lease is subordinate shall be terminated, this Lease, at the option of the then-owner, shall become a direct lease with the then-owner of the Leased Premises.

SECTION 15.04.	Attorney-in-Fact.

Tenant shall, upon request of any party in interest, promptly execute such instruments or certificates necessary to carry out the intent of Article XV as shall be requested by Landlord. Tenant hereby irrevocably appoints Landlord as attorney-in-fact for Tenant with full power and authority to execute and deliver, in the name of Tenant, any such instruments or certificates.

SECTION 15.05.	Financial Data.

Tenant shall cooperate with Landlord in every reasonable respect to assist Landlord in securing financing on the Shopping Center, including, but not by way of limitation, supplying to Landlord and or its proposed lender detailed financial statements and factual background of Tenant.

ARTICLE XVI - ASSIGNMENT AND SUBLETTING

SECTION 16.01.	Consent Required.

(a)                    Except as otherwise set forth herein, Tenant shall not, whether voluntarily, involuntarily or by operation of law, without in each instance obtaining the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion (a) assign or otherwise transfer this Lease or the term or estate herby granted, (b) sublet all or part of the Leased Premises or allow the same to be used or occupied by anyone other than Tenant, or (c) mortgage, pledge or encumber this Lease or all or part of the Leased Premises in any manner by reason of any act or omission on the part of Tenant. Landlord agrees that Landlord will not unreasonably withhold Landlord's consent to a sublease of the entire Leased Premises provided that the use thereof is in compliance with the use requirements and restrictions set forth in this Lease.

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(b)                   The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law. If this Lease be assigned, or if the Leased Premises or any part thereof be underlet or occupied by any entity other than Tenant, Landlord may collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained.

For purposes of this Article 16, (i) the transfer, directly or indirectly, of a majority of any class of the issued and outstanding capital stock of any corporate tenant or subtenant, or the direct or indirect transfer or a majority of the total interest in any other entity (limited liability company, partnership or otherwise) which is a tenant or subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions (including, without limitation, and by way of example only, the transfer of a majority of the outstanding capital stock of a company which company owns a second tier company, which in turn owns 51% of the outstanding capital stock of a corporate tenant hereunder), shall be deemed an assignment of this Lease, or of such sublease, as the case may be, (ii) a so called "takeover" agreement (i.e., an agreement where another entity agrees to become responsible for all or a portion of Tenant's obligations under this Lease without actually entering into an assignment or sublease) shall be deemed a transfer of this Lease, (iii) any person or legal representative of Tenant, to whom Tenant's interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article 16, and (iv) a modification, amendment or extension without Landlord's prior written consent of a sublease previously consented to by Landlord shall be deemed a new sublease. Tenant agrees to furnish to Landlord upon demand at any time and from time to time such information and assurances as Landlord may reasonably request that neither Tenant, nor any subtenant, is in violation of the provisions of this Section 16.01. As long as Embassy Bank is Tenant, Tenant shall have the privilege, subject to the terms and conditions hereinafter set forth, without the consent of Landlord, to assign its interest in this Lease (i) to any corporation which is a successor to Tenant either by merger or consolidation, (ii) to a purchaser of all of Tenant's assets (provided such purchaser shall have also assumed substantially all of Tenant's liabilities) or (iii) to a person or entity which shall (1) Control (2) be under the Control of, or (3) be under common Control with Tenant (any such Person referred to in this clause (iii) being a "Related Entity"). As long as Embassy Bank is Tenant, Tenant shall have the privilege, subject to the terms and conditions set forth herein, without the consent of Landlord to sublease all or any portion of the Leased Premises to a Related Entity. Any assignment or subletting described above may only be made upon the condition that (a) any such assignee or subtenant shall continue to use the Leased Premises for the conduct of the same business as Tenant was conducting prior to such assignment or sublease, (b) the principal purpose of such assignment or sublease is not the acquisition of Tenant's interest in this Lease or to circumvent the provisions of this Section 16.02, and (c) in the case of an assignment, any such assignee shall have a net worth and annual income and cash flow, determined in accordance with generally accepted accounting principles, consistently applied, after giving effect to such assignment, equal to the greater of Tenant's net worth and annual income and cash flow, as so determined, on (i) the date immediately preceding the date of such assignment, and (ii) the Commencement Date. Tenant shall, within ten (10) days after execution thereof, deliver to Landlord either (x) a duplicate original instrument of assignment in form and substance reasonably satisfactory to Landlord, duly executed by Tenant, together with an instrument in form and substance reasonably satisfactory to Landlord, duly executed by the assignee, in which such assignee shall assume observance and performance of, and agree to be personally bound by, all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, or (y) a duplicate original sublease in form and substance reasonably satisfactory to Landlord, duly executed by Tenant and the subtenant. "Control" or "control" shall mean ownership of more than fifty percent (50%) of the outstanding voting stock of a corporation or other majority equity and control interest if not a corporation and the possession of power to direct or cause the direction of the management and policy of such corporation or other entity, whether through the ownership of voting securities, by statute or according to the provisions of a contract.

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(c)                    In the event the Tenant shall seek Landlord's consent pursuant to this Section 16.01, Tenant shall furnish Landlord with such information regarding the proposed assignee or sublessee as the Landlord may reasonably request, including, without limitation, information regarding the financial viability and business experience of the proposed assignee or sublessee.

(d)                   Notwithstanding any assignment or sublease: (i) Tenant and any guarantor, if any, shall always remain fully liable under the lease and shall not be released from performing any of the terms, covenants and conditions of this Lease; (ii) the assignment or subletting shall be subject to all of the terms and conditions of this Lease; (iii) any assignee shall assume, in writing, all of Tenant's obligations under this Lease; (iv) Tenant shall give Landlord at least thirty (30) days prior written notice of any such assignment or subletting; (v) Tenant shall pay over to Landlord, on a monthly basis, all profit derived by Tenant from any assignment or subletting; and (vi) Tenant further agrees that it will reimburse Landlord for Landlord's reasonable expenses, arising out of said assignment or sublet, including reasonable attorney's fees, whether such assignment or sublease was approved by Landlord or not.

(e)                   Notwithstanding the foregoing, in lieu of consenting to any such proposed assignment or subletting, Landlord may, within thirty (30) days following Landlord's receipt of Tenant's notice of such proposed assignment or subletting, elect to terminate this Lease upon at least sixty (60) days notice thereof to Tenant.

SECTION 16.02.	Additional Security Deposit upon Assignment or Sublease.

If Landlord should consent to an assignment or sublease, Tenant agrees to assign, transfer and set over to its assignee or sublessee all of Tenant's right, title and interest in and to any and all security deposit(s) held by Landlord and to look only to assignee or sublessee for reimbursement and to indemnify, defend and hold Landlord harmless from any and all claims, demands, suits, actions, judgments, costs and obligations, including reasonable attorneys fees in connection therewith.

ARTICLE XVII - WASTE AND COMPLIANCE WITH LAWS

SECTION 17.01.	Waste or Nuisance.

Tenant shall not commit or suffer to be committed any waste upon the Leased Premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the building in which the Leased Premises may be located, or in the Shopping Center, or which may disturb the quiet enjoyment of any person within five hundred feet (500') of the boundaries of the Shopping Center.

SECTION 17.02.	Compliance with Laws.

Tenant shall, at Tenant's sole cost and expense, comply with all of the requirements of all county, municipal, state, federal and other applicable governmental authorities, and Landlord's insurance underwriters, now in force, or which may hereafter be in force, pertaining to the Leased Premises, and shall faithfully observe in the use of the Leased Premises, all county and municipal ordinances and regulations and all local and state and federal statutes and laws now in force or which may hereafter be in force.

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SECTION 17.03	Matters of Record.

The Shopping Center and Tenant's use and occupancy of the Leased Premises, and Tenant's rights and obligations herein are subject to all matters of record. Tenant hereby covenants and agrees to abide by the terms and provisions to all matters of record.

ARTICLE XVIII - ADVERTISING, MERCHANTS ASSOCIATION

SECTION 18.01.	Intentionally Omitted.

SECTION 18.02.	Solicitation of Business.

Tenant and Tenant's employees and agents shall not solicit business in the parking lot or other Common Areas, nor shall Tenant distribute any handbills or place other advertising matter on automobiles parked in the parking area or in other Common Areas.

SECTION 18.03.	Merchant's Association.

Tenant shall become a member of, participate fully in, and remain in good standing in the Merchant's Association (as soon as the same has been formed) which shall be limited to tenants occupying premises in the Shopping Center, and shall abide by the regulations of such Merchants Association. Tenant shall be entitled to receive notice and the right to vote at all meetings of the Merchant's Association if in good standing.

ARTICLE XIX - DESTRUCTION

SECTION 19.01.	Total or Partial Destruction.

If the Leased Premises and any necessary Common Areas ancillary or adjacent thereto shall be damaged by fire, the elements, unavoidable accident or other casualty, but are not thereby rendered untenantable in whole or in part, Landlord shall at its own expense cause such damage to be repaired, and the rent shall not be abated. If by reason of such occurrence, the Leased Premises shall be rendered untenantable only in part, Landlord shall, at its own expense, cause the damage to be repaired, and the Minimum Rent and additional rent shall be abated proportionately as to the portion of the Leased Premises rendered untenantable provided that same can be accomplished within 90 days of such destruction. If the Leased Premises shall be rendered wholly untenantable by reason of such occurrence, Landlord shall, at its own cost and expense, cause such damage to the Leased Premises (but not to Tenant's improvements or personal property) to be repaired, and the Minimum Rent and additional rent shall abate until the Leased Premises have been restored and rendered tenantable, or Landlord may at its election, terminate this Lease and the tenancy hereby created, by giving Tenant within the next sixty (60) days following the date of said occurrence, written notice of Landlord's election so to do and in the event of such termination rent shall be adjusted as of such date.

SECTION 19.02.	Partial Destruction of Shopping Center.

In the event that seventy (70%) percent or more of the leasable area of the Shopping Center shall be damaged or destroyed by fire or other casualty, notwithstanding that the Leased Premises may be unaffected by such fire or other casualty, Landlord may terminate this Lease and the tenancy hereby created by giving to Tenant five (5) days prior written notice of its election to terminate which notice shall be given, if at all, not later than thirty (30) days following the date of said occurrence. Rent shall be adjusted as of the date of such termination.

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In the event that seventy (70%) percent or more of the leasable area of the Shopping Center shall be damaged or destroyed by fire or other casualty, notwithstanding that the Leased Premises may be unaffected by such fire or other casualty and such fire or casualty occurs during the last two years of the term of this Lease, Tenant may terminate this Lease and the tenancy hereby created by giving to Landlord five (5) days prior written notice of its election to terminate which notice shall be given, if at all, not later than thirty (30) days following the date of said occurrence. Rent shall be adjusted as of the date of such termination.

ARTICLE XX - EMINENT DOMAIN

SECTION 20.01.	Total Condemnation of Leased Premises.

If the whole of the Leased Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the term of this Lease shall cease and terminate as of the date of title vesting in such proceeding and all rent shall be paid up to and including that date and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

SECTION 20.02.	Partial Condemnation.

If any part of the Leased Premises shall be acquired or condemned as aforesaid, and in the event that such partial taking or condemnation shall render the Leased Premises unsuitable for the business of Tenant, then the term of this Lease shall cease and terminate as of the date of title vesting in such proceeding. Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease and rent shall be adjusted up to and including the date of such termination. In the event of a partial taking or condemnation which is not extensive enough to render the Leased Premises unsuitable for the business of Tenant, then Landlord shall promptly restore the Leased Premises (but not Tenant's improvements or personal property) to a condition comparable to its condition at the time of such condemnation less the portion lost in the taking, and this Lease shall continue in full force and effect without any reduction or abatement of rent.

SECTION 20.03.	Total Condemnation of Parking Area.

If the whole of the parking areas located in the Common Areas of the Shopping Center shall be acquired or condemned as aforesaid, then the term of this Lease shall cease and terminate as of the date of title vesting in such proceeding unless Landlord shall take immediate steps to provide other parking facilities substantially equal to the previously existing ratio between the parking areas and the Leased Premises, and such substantially equal parking facilities shall be provided by Landlord at its own expense within ninety (90) days from the date of acquisition. In the event that Landlord shall provide such other substantially equal parking facilities, then this Lease shall continue in full force and effect without any reduction or abatement of rent.

SECTION 20.04.	Partial Condemnation of Parking Area.

If any part of the parking areas in the Common Areas of the Shopping Center shall be acquired or condemned as aforesaid, and if, as the result thereof, the ratio of square feet of parking field to square feet of the sales area of the entire Shopping Center buildings is reduced to a ratio below two to one, then the term of this Lease shall cease and terminate upon the vesting of title in such proceeding, unless Landlord shall take immediate steps toward increasing the parking ratio to a ratio in excess of two to one, in which event this Lease shall be unaffected and remain in full force and effect without any reduction or abatement of rent. In event of termination of this Lease as aforesaid, Tenant shall have no claim against Landlord nor the condemning authority for the value of any unexpired term of this Lease and rent shall be adjusted up to and including the date of said termination.

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SECTION 20.05.	Landlord's Damages.

In the event of any condemnation or taking as aforesaid, whether whole or partial, Tenant shall not be entitled to any part of the award paid for such condemnation and Landlord is to receive the full amount of such award. Tenant hereby expressly waives any right or claim to any part thereof.

SECTION 20.06.	Tenant's Damages.

Although all damages in the event of any condemnation are to belong to the Landlord whether such damages are awarded as compensation for diminution in value of the leasehold or to the fee of the Leased Premises, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any and all damage to Tenant's business by reason of the condemnation and for or on account of any cost or loss which Tenant might sustain in removing Tenant's business by reason of the condemnation and for or on account of any cost or loss which Tenant might sustain in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment.

SECTION 20.07.	Condemnation of Less than a Fee.

In the event of a condemnation of a leasehold interest in all or a portion of the Leased Premises without the concurrent condemnation of the fee simple title, this Lease shall not terminate and such condemnation shall not excuse Tenant from full performance of all of its covenants hereunder, but Tenant in such event shall be entitled to present or pursue against the condemning authority its claim for and to receive all compensation or damages sustained by it by reason of such condemnation, and Landlord's right to recover compensation or damages shall be limited to compensation for and damages if any, to its reversionary interest; it being understood however, that during such time as Tenant shall be out of possession of the Leased Premises by reason of such condemnation, the lease shall not be subject to forfeiture for failure to observe and perform those covenants not calling for the payment of money. In the event the condemning authority shall fail to keep the Leased Premises in the state of repair required hereunder, or to perform any other covenant not calling for the payment of money, Tenant shall have ninety (90) days after the restoration of possession to it within which to carry out its obligations under such covenant or covenants. During such time as Tenant shall be out of possession of the Leased Premises by reason of such leasehold condemnation, Tenant shall pay to Landlord, in lieu of the Minimum Rent provided for hereunder, and in addition to any other payments required of Tenant hereunder, an annual rent equal to the average annual Minimum Rent paid by Tenant for the period from the commencement of the term until the condemning authority shall take possession, or during the preceding three full calendar years, whichever period is shorter. At any time after such condemnation proceedings are commenced Landlord shall have the right, at its option, to require Tenant to assign to Landlord all compensation and damages payable by the condemnor to Tenant, to be held without liability for interest thereon as security for the full performance of Tenant's covenants hereunder, such compensation and damages received pursuant to said assignment to be applied first to the payment of rents and all other sums from time to time payable by Tenant pursuant to the terms of this Lease as such sums fall due, and the remainder, if any, to be payable to Tenant at, the end of the term hereof, or on restoration of possession of the Leased Premises to Tenant, whichever shall first occur, it being understood and agreed that such assignment shall not relieve Tenant of any of its obligations under this Lease with respect to such rents, and other sums except as the same shall be actually received by Landlord.

ARTICLE XXI - DEFAULT OF THE TENANT

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SECTION 21.01.	Right to Re-enter.

Tenant shall be deemed in default hereunder in the event of any failure of Tenant to pay any rent when due hereunder. In the event Tenant shall be in default or Tenant fails to perform any other of the terms, conditions or covenants of this Lease to be observed or performed by Tenant for more than thirty (30) days after written notice of such default shall have been sent by Landlord, or if Tenant or an agent of Tenant shall falsify any report required to be furnished to Landlord pursuant to the terms of this Lease, or if Tenant or any guarantor of this Lease shall become bankrupt or insolvent, or file any debtor proceedings or take or have taken against Tenant or any guarantor of this Lease in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's or any such guarantor's properly, or if Tenant or any such guarantor makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement, or if Tenant shall abandon said premises, or suffer this Lease to be taken under any writ of execution, the Landlord besides other rights or remedies it may have, hereunder or by law or in equity, shall have the immediate right of re-entry and may remove all persons and property from the Leased Premises and such property may, at Landlord's option, either be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, or may be disposed of by Landlord as it, in its sole discretion, deems fit, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby.

SECTION 21.02.	Right to Relet.

Should Landlord elect to re-enter, as herein provided, or should it take possession pursuant to legal proceeding or pursuant to any notice provided for by law, Landlord may either terminate this Lease or may, from time to time, without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Leased Premises and may relet said Leased Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable; and upon each such reletting all rent received by the Landlord from such reletting shall be applied, first, to the payment of any indebtedness other than rent, due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees, attorney's fees, free rent and of costs of such alterations and repairs; third, to the payment of rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If such rent received from such reletting during any month shall be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of said Leased Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may, at any time thereafter, elect to terminate this Lease for such previous default. Should Landlord at any time terminate this Lease for any default, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such default, including the cost of recovering the Leased Premises, reasonable attorneys fees, and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the Leased Premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord. In determining the rent which would be payable by Tenant hereunder, subsequent to default, the annual rent for each year of the unexpired term shall be equal to the average annual Minimum Rent payable by Tenant from the commencement of the term to the time of default, or during the preceding three full calendar years, whichever period is shorter. If Landlord terminates this Lease as a result of a default by Tenant under this Lease, Landlord agrees to use reasonable efforts to re-let the Leased Premises, which reasonable efforts will be deemed satisfied if Landlord lists the Leased Premises for re-letting with a local real estate broker.

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SECTION 21.03.	Legal Expense.

In the event legal action shall be brought for recovery of possession of the Leased Premises, for the recovery of rent or any other amount due under the provisions of this Lease, or because of the default in the performance of any other covenant herein contained on the part of Tenant to be kept or performed, and a default shall be established, Tenant shall pay to Landlord all expenses incurred therefor, including reasonable attorneys' fees. In the event Landlord sends Tenant a legal notice pursuant to the terms of this Lease due to a default (monetary or non-monetary), Tenant shall pay to Landlord as additional rent the sum of Two Hundred and Fifty Dollars ($250.00) to cover the legal fees in connection with the preparation and service of such notice.

In the event Tenant requests Landlord to review and execute any documentation relating to Tenant's occupancy or use (including, without limitation, assignments, subletting or tenant financing) of the Leased Premises, Tenant agrees to promptly reimburse Landlord, for all fees and expenses (legal, administrative or otherwise) incurred by Landlord in connection with the processing of such requests and/or transaction regardless of the ultimate resolution thereof.

SECTION 21.04.	Waiver of Jury Trial and Counterclaims,

The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either party hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Leased Premises, and/or any claim of injury or damage. In the event Landlord commences any proceedings for non-payment of rent, Minimum Rent or additional rent, Tenant shall not interpose any counterclaim of whatever nature or description in any such proceedings. This shall not, however, be construed as a waiver of Tenant's right to assert such claims in any separate action or actions brought by Tenant.

SECTION 21.05.	Waiver of Rights of Redemption.

Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Leased Premises, by reason of the violation by Tenant of any of the covenants or conditions of this Lease, or otherwise.

ARTICLE XXII - ACCESS BY LANDLORD

SECTION 22.01.	Right of Entry.

Landlord or Landlord's agents shall have the right to enter the Leased Premises at all times (except that, unless such entry is on an emergency basis, Landlord agrees to give Tenant at least 24 hours' notice) to examine same, and to show them to prospective purchasers or mortgagees, and to make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable. Landlord shall be allowed to take all material into and upon the Leased Premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part and the rent reserved shall in no way abate while said repairs, alterations, improvements, or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise. During the six (6) months prior to the expiration of the term of this Lease or any renewal term, Landlord may exhibit the Leased Premises to prospective tenants or purchasers, and place upon the Leased Premises the usual notices "To

Let" or "For Sale" which notices Tenant shall permit to remain thereon without molestation. If Tenant shall not be personally present to open and permit an entry into said Leased Premises, at any time, when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord's agent may enter the same by a master key, or may forcibly enter the same, without rendering Landlord or such agents liable therefor, and without in any matter affecting the obligations and covenants of this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, maintenance or repair of the building or any part thereof, except as otherwise herein specifically provided.

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SECTION 22.02.	Excavation.

If an excavation shall be made upon land adjacent to the Leased Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Leased Premises for the purpose of doing such work as Landlord shall deem necessary to preserve the wall or the building of which the Leased Premises form a part from injury or damage and to support the same by proper foundations, without any claim for damages or indemnification against Landlord or diminution or abatement of rent.

ARTICLE XXIII - TENANTS PROPERTY

SECTION 23.01.	Taxes on Leasehold.

Tenant shall be responsible for and shall pay before delinquency all municipal, county or state taxes assessed during the term of this Lease against any leasehold interest or personal property of any kind, owned by or placed in, upon or about the Leased Premises by the Tenant.

SECTION 23.02.	Loss and Damage.

Except in the event of Landlord's willful misconduct or gross negligence, Landlord shall not be liable for any damage to the property of Tenant or of others located in the Leased Premises, nor for the loss of or damage to any property of Tenant or of others by theft or otherwise. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Leased Premises or from the pipes, appliances or plumbing works or from the roof, street or sub-surface or from any other place or by dampness or by any other cause of whatsoever nature. Landlord shall not be liable for any such damage caused by other tenants or persons in the Leased Premises, occupants of adjacent property, of the Shopping Center, or the public, or caused by operations in construction of any private, public or quasi-public work. Landlord shall not be liable for any latent defect in the Leased Premises or in the building of which they form a part except for a period of one (1) year from the date Tenant takes possession of the Leased Premises. All property of Tenant kept or stored in the Leased Premises shall be so kept or stored at the risk of Tenant only and Tenant shall hold Landlord harmless from any claims arising out of damage to same, including subrogation claims by Tenant's insurance carrier, unless such damage shall be caused by the willful act or gross neglect of Landlord.

SECTION 23.03.	Notice by Tenant.

Tenant shall give immediate notice to Landlord in case of fire or accidents in the Leased Premises or in the building of which the Leased Premises are a part or defects therein or in any fixtures or equipment.

ARTICLE XXIV - SUCCESSORS

SECTION 24.01.	Successors.

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All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall inure to the benefit of and bind the several respective heirs, executors, administrators, successors, and assigns of the said parties; and if there shall be more than one tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein. No rights, however, shall inure to the benefit of any assignee of Tenant unless the assignment to such assignee has been approved by Landlord in writing as provided in Section 16.01 hereof.

ARTICLE XXV - QUIET ENJOYMENT

SECTION 25.01.	Covenant of Quiet Enjoyment.

Upon timely payment by Tenant of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Leased Premises for the term hereby demised without interference by Landlord or any other person or persons lawfully or equitably claiming by, through or under the Landlord, subject, nevertheless, to the terms and conditions of this Lease.

ARTICLE XXVI - LIMITATION ON RIGHT OF RECOVERY AGAINST LANDLORD

SECTION 26.01.	Limitation.

(a)                   Tenant acknowledges and agrees that the liability of Landlord under this Lease shall be limited to its interest in the Shopping Center and any judgments rendered against Landlord shall be satisfied solely out of the proceeds of sale of its interest in the Shopping Center. No personal judgment shall lie against Landlord upon extinguishment of its rights in the Shopping Center and any judgment so rendered shall not give rise to any right of execution or levy against Landlord's assets. The provisions hereof shall inure to Landlord's successors and assigns including any mortgagee and their respective directors, officers, principals and stockholders. The foregoing provisions are not intended to relieve Landlord from the performance of any of Landlord's obligations under this Lease, but only to limit the personal liability of Landlord in case of recovery of a judgment against Landlord; nor shall the foregoing be deemed to limit Tenant's rights to obtain injunctive relief or specific performance or to avail itself of any other right or remedy which may be awarded Tenant by law or under this Lease.

(b)                   Other than as expressly provided herein, no assets of the Landlord and no assets of any of Landlord's, directors, officers, partners, agents, members, or employees shall be subject to any remedy exercised by Tenant hereunder and Tenant agrees that Tenant shall not pursue any remedies against Landlord or any of Landlord's directors, officers, partners, agents members, or employees.

(c)                   In the event of a transfer of Landlord's interest in the Leased Premises and/or the Shopping Center, the transferor shall be, and hereby is, freed and relieved of all covenants and obligations of Landlord under this Lease arising or to be performed from and after the date of such transfer.

ARTICLE XXVII - MISCELLANEOUS

SECTION 27.01.	Waiver.

The waiver by Landlord of any default of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent default of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding default by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No covenant, term or conditions of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing by Landlord.

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	TENANT	DL

SECTION 27.02.	Accord and Satisfaction.

No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

SECTION 27.03.	Entire Agreement.

This Lease, the Exhibits and Rider, if any, attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Leased Premises and there are no covenants, promises, agreements, conditions and understandings, either oral or written, between them other than as herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by both parties.

SECTION 27.04.	No Partnership,

Landlord shall not, in any way or for any purpose, be construed as a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant.

SECTION 27.05.	Notices.

Any notice, demand, request or other instrument which may be or is required to be given under this Lease shall be delivered in person or sent by United States certified mail postage prepaid or by nationally recognized overnight courier (so long as same provide receipts for the delivery thereof) and shall be addressed (a) if to Landlord at the address first hereinabove given or at such other address as Landlord may designate by written notice, with a copy to RD Management LLC, 810 Seventh Avenue, New York, New York 10019, attention: Legal Department and a copy to Tannenbaum Helpern Syracuse & Hirschtritt LLP, 900 Third Avenue, New York, New York 10022, attention Neil E. Botwinoff, Esq. and (b) if to Tenant at the Leased Premises or at such other address as Tenant shall designate by written notice. Rejection or other refusal to accept or the inability to deliver because of changed address for which no notice was given, shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver. All notices on behalf of Landlord may be given by Landlord's managing agent and/or its counsel with the same force and effect as if given by Landlord.

SECTION 27.06.	Captions and Section Numbers.

The captions, section numbers, article numbers, and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such sections or articles of this Lease nor in any way affect this Lease.

SECTION 27.07.	Tenant Defined, Use of Pronoun.

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The word "Tenant" shall be deemed and taken to mean each and every person or party mentioned as a Tenant herein, be the same one or more; and if there shall be more than one Tenant, any notice required or permitted by the terms of this Lease may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, a partnership, a corporation, or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant and to either corporations, associations, partnerships, or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

SECTION 27.08.	Broker's Commission.

Each of the parties represents and warrants that there are no claims for brokerage commission or finder's fees in connection with the execution of this Lease, except as listed below, and each of the parties agrees to indemnify the other against and hold it harmless from all liabilities arising from any such claim (including, without limitation, the cost of counsel fees in connection therewith) from any broker or agent it has dealt with or employed except as follows: Hertzl Benjamini and RD Management LLC, as a broker (which shall be paid by Landlord pursuant to a separate agreement).

SECTION 27.09.	Partial Invalidity.

If any term, or covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be deemed by a court of law to be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

SECTION 27.10.	No Option.

The submission of this Lease to Tenant for examination does not constitute a reservation of or option for the Leased Premises and, notwithstanding any correspondence or e-mail transmission to the contrary, any this Lease shall become effective as a lease only upon execution and delivery thereof by Landlord and Tenant.

SECTION 27.11.	Recording.

Tenant shall in no event record this Lease or a memorandum thereof without the prior written consent of Landlord, which consent may be withheld in Landlord' sole discretion.

SECTION 27.12.	Landlord's Default.

In the event of any breach under this Lease by Landlord, Landlord shall not be deemed to be in default under this Lease, unless and until Landlord shall fail to cure such breach within thirty (30) days after receipt of written notice thereof from Tenant (provided, however, that Landlord shall not be deemed in default with respect to any matter which by its nature may not be cured within thirty (30) days if Landlord shall promptly commence to cure such breach and thereafter diligently prosecutes the cure to completion). Notwithstanding anything contained herein or in the Lease, Landlord shall in no event have any liability hereunder to Tenant for consequential, special or indirect damages. In no event shall Tenant have the right to terminate or cancel this Lease as a result of any default by Landlord or breach by Landlord of its covenants or any warranties or promises hereunder.

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SECTION 27.13.	Parking Lot Lights.

(a)                   At Landlord's option, the parking lot lights shall not be in operation after the regular closing hours of the Shopping Center (11:00 P.M. is considered closing). Therefore, it is agreed that if Tenant requires parking lot lighting past the regular hours, Tenant shall pay the cost incurred for keeping all the parking lot lights on in the Shopping Center since there is no separate metering or lighting applicable to the Tenant's immediate parking area. Landlord shall be entitled to charge the entire cost of the extended lighting period to Tenant and Tenant shall be bound to pay all the additional lighting costs.

(b)                   Tenant shall have the right, subject to Landlord's reasonable prior written consent, to install lights from the facade of its store in accordance with all applicable codes and regulations at its sole cost and expense. Such lights shall be connected to and billed to Tenant's meter.

SECTION 27.14.	Intentionally Omitted.

SECTION 27.15.	Computation.

(a)                   Notwithstanding anything to the contrary herein, for purposes of computing Tenant's proportionate share of Real Estate Taxes, Common Charges, and insurance expenses of the Shopping Center, Landlord reserves the right to make such computation on a basis of a 30 day month and a 360 day year.

(b)                   Unless stated otherwise, any time Tenant's proportionate share of costs and expenses shall be calculated, the square foot area of floor levels (such as storage basements and mezzanines) not used for sales purposes, and outdoor selling areas shall be excluded from the square foot areas used to determine the denominator of the applicable percentage and share.

SECTION 27.16.	Tenant Contribution.

At Landlord's option, the initial Tenant contributions (for Common Charges, Real Estate Taxes and fire and extended coverage insurance) for partial months should be prorated on a thirty (30) day month basis (360 days per year).

SECTION 27.17.	Covenants.

Anything to the contrary in this Lease notwithstanding, the covenants in this Lease to be performed by Landlord, shall not be binding personally, but instead said covenants are made for the purpose of binding only the fee simple or leasehold estate which Landlord owns in the Leased Premises.

SECTION 27.18.	Utilities.

Upon Tenant taking possession of the Leased Premises, all utilities shall be put in Tenant's name and Tenant shall pay the bills directly to the utility company. Upon request, Tenant shall furnish Landlord with evidence of payment of its utility bills.

SECTION 27.19.	Intentionally Omitted.

SECTION 27.20.	Hazardous Substances.

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Tenant agrees that it shall not generate, store, manufacture, refine, transport, treat, dispose of or otherwise permit to be present on or about the Leased Premises or the Shopping Center, any Hazardous Substances. As used herein, Hazardous Substances shall be defined as any "hazardous chemical," "hazardous substance," or similar term as defined in the Comprehensive Environmental Responsibility Compensation and Liability Act, as amended (42 U.S.C. 59601, et seq.), any rules or regulations promulgated thereunder, or in any other applicable federal, state or local law, rule or regulation dealing with environmental protection. It is understood and agreed that the provisions contained in this Section shall be applicable notwithstanding the fact that any substance shall not be deemed to be a Hazardous Substance at the time of its use by Tenant but shall thereafter be deemed to be a Hazardous Substance. Tenant shall defend, indemnify and hold harmless Landlord, its agents, contractors, employees and managing agent from and against any and all costs, expenses, claims and liabilities whatsoever from the default of this Section by Tenant, its agents, contractors invitees or employees.

SECTION 27.21.	Landlord Consent.

If any action by Tenant with respect to any term, provision or condition of this Lease requires the consent or approval of Landlord, Landlord's consent or approval of such action on one occasion shall not be deemed a consent to or approval of the same action on a subsequent occasion. If Landlord's consent or approval is required with respect to any term, provision or condition of this Lease to not be unreasonably withheld and a court of competent jurisdiction determines that Landlord has acted unreasonably, Tenant's sole remedy shall be the granting by Landlord of the consent or approval theretofore withheld by Landlord.

SECTION 27.22.	Vermin/Odor/Noise.

It is understood and agreed that Tenant will use its best efforts to assure that no pest or vermin are created due to the nature of Tenant's business and it is further understood and agreed that Tenant will use its best efforts to prohibit offensive odors (in Landlord's sole judgement) from permeating the air surrounding the Leased Premises and adjacent premises. Tenant, at its sole cost and expense, shall take any action required (including, without limitation, the installation of ventilation systems, filtration systems and physical barriers) to ensure its compliance with the foregoing. Tenant further agrees not to make or permit any noise that would disturb other tenants from quiet enjoyment of their leased premises.

SECTION 27.23.	The Office of Foreign Assets Control ("OFAC").

(a)                   At all times throughout the term of this Lease, Tenant and all of its respective Affiliates shall (i) not be a Prohibited Person (defined below) and (ii) be in full compliance with all applicable orders, rules, regulations and recommendations of OFAC of the U.S. Department of Treasury.

(b)                   The term "Prohibited Person" shall mean any person or entity:

i.               listed in the Annex to, or otherwise subject to the provisions of, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the "Executive Order");

ii.             that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed to the Annex to, or is otherwise subject to the provisions of, the Executive Order; iii. with whom Landlord is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order;

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iv.            who commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order;

v.             that is named as a "specially designed national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, www.ustreas.gov/offices/enforcement/ofac or at any replacement website or other replacement official publication of such list; or

vi.           who is an Affiliate of or affiliated with a person or entity listed above.

b.                    For purposes of this Section 27.26, the term "Affiliate", shall mean, as to any person or entity, any other person or entity that, directly or indirectly, is in control of, is controlled by or is under common control with such person or entity or is a director or officer of such person or entity or of an Affiliate of such person or entity. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a person or entity, whether through ownership of voting securities, by contract or otherwise.

c.                    Tenant represents and warrants to Landlord that neither Tenant nor any of its respective Affiliates is a Prohibited Person and Tenant and all of its respective Affiliates are in full compliance with all applicable orders, rules, regulations and recommendations of the Office of Foreign Assets Control of the U.S. Department of the Treasury.

d.                    Tenant acknowledges that in accepting this Lease and the other documents relating thereto, Landlord is expressly and primarily relying on the truth and accuracy of the warranties and representations set forth above (notwithstanding any investigation of the Tenant by Landlord); that such reliance existed on the part of Landlord prior to the date hereof; that the warranties and representations arc a material inducement to Landlord in executing and delivering the Lease and that Landlord would not enter into this Lease in the absence of such warranties.

SECTION 27.24.	Entire And Binding Agreement; Governing Law, Counterparts.

This Lease, Exhibits and Riders, if any, attached hereto contain all of the agreements between the parties hereto, and same may not be modified in any manner other than by agreement in writing signed by all the party or parties to be charged or such party's successors in interest. The terms, covenants, and conditions contained herein shall inure to the benefit of, and be binding upon, Landlord and Tenant, and their respective successors and assigns, except as may be otherwise expressly provided in this Lease. Both parties have freely negotiated this Lease. In any controversy, dispute, or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof. This Lease shall be governed by the laws of the State in which the Shopping Center is located. This Lease may be signed in counterparts with the same force and effect as if all required signatures were contained in a single, original instrument.

SECTION 27.25.	Provisions Severable.

If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances, other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid, and be enforced to the fullest extent permitted by law.

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SECTION 27.26.	Evidence of Formation/Incorporation.

In the event that the Tenant named herein is an entity (i.e., not a natural person), Tenant shall deliver to Landlord, within thirty (30) days following Landlord's delivery of a fully executed Lease to Tenant, appropriate documentation evidencing that Tenant has been duly formed or incorporated (as applicable). In the event Landlord does not receive such evidence within such thirty (30) day period, the individual (or individuals) executing on behalf of Tenant shall automatically be deemed the "Tenant" herein.

SECTION 27.27.	Rider.

SECTION 27.28.	Landlord Work.

Landlord will deliver the Leased Premises to Tenant as per the specifications described on Exhibit C attached hereto and incorporated as part of the Lease ("Landlord's Work").

SECTION 27.29.	Landlord Requirements

Subject to the provisions of this Lease, prior to commencing Tenant's Work, Tenant shall comply with Landlord's requirements, which shall include, but not be limited to the following: (i) Landlord reviewing and approving Tenant's contractor's insurance coverage (which shall name the parties designated by Landlord as additional insured); (ii) delivering to Landlord a traffic and maintenance protection plan for the Leased Premises in form and substance acceptable to Landlord; (iii) holding pre-construction meetings with Landlord's representative(s) and thereafter promptly and diligently making the necessary modifications to Tenant's site plan (other than modifications requiring approval by the local planning board/building department) and/or construction plan in order to comply with Landlord's requirements; (iv) designating the staging area (as such term is commonly used to describe the area for the placement of construction equipment and trailers); (v) phasing the construction work in order to minimize interference with other tenant's business operations in the Shopping Center; (vi) cleaning the construction site on a daily basis and (vii) protecting existing site improvements from damage during the course of Tenant's Work. Tenant's Work shall not interfere with or block access to any entrance or access road in or within the Shopping Center. Tenant shall, at its expense, promptly replace and restore the areas disturbed by Tenant's Work to substantially the same condition that existed prior to Tenant's Work (including, without limitation, any and all paved parking area and utilities that existed within the Leased Premises prior to commencing Tenant's Work).

(Continued on following page.)

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the Effective Date.

LANDLORD:

Lower Macungie Associates, LP
By: Lower Macungie Development LLC G.P.
By:	/s/ Richard Berdoff
Richard Berdoff
Managing Member

TENANT:

Embassy Bank

By:	/s/ David M. Lobach Jr.